Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

The Sponsors and Trustee of Corporate Income Fund,
Intermediate Term Series—203, Defined Asset Funds:

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-95733 on Form S-6 of our report dated January 26, 2001, relating to the statement of condition of Corporate Income Fund, Intermediate Term Series—203, Defined Asset Funds and to the reference to us under the heading "How The Fund Works—Auditors" in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
 New York, N.Y.
January 26, 2001